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                                                                      Exhibit 11
                           BTU INTERNATIONAL, INC.
       CALCULATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
           (Dollars in thousands, except share and per share data)

                                        For the Three Months Ended    For the Nine Months Ended
                                        --------------------------    -------------------------
                                        October 1,    October 2,      October 1,    October 2,
                                           1995          1994           1995           1994
-----------------------------------------------------------------------------------------------------
Net income                                 $1,482         $826         $3,997          $1,616

Dividends accrued - Class A and                (5)         (30)           (93)           (130)
  Class AA preferred stock
-----------------------------------------------------------------------------------------------------

Net income applicable to                   $1,477         $796         $3,904          $1,486
  common stockholders
=====================================================================================================

Weighted average shares and share
  equivalents outstanding:

  Common stock                          7,279,686    6,845,220      7,211,888       6,846,901
  Class AA convertible preferred stock       -         240,000           -            240,000
  Stock options                           102,649      130,683        102,252         141,224
----------------------------------------------------------------------------------------------------

Weighted average shares and share       7,382,335    7,215,903      7,314,140       7,228,125
  equivalents outstanding
====================================================================================================

Net income per common and common            $0.20        $0.11          $0.53           $0.21
  equivalent share
====================================================================================================
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